SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-DESOTO INC.

          GABELLI SECURITIES,INC.
                                 7/08/96            1,000-            6.2500

          GAMCO INVESTORS, INC.
                                 7/09/96           15,000-            6.3750
                                 6/27/96            2,500-            6.2500
                                 6/24/96              700-            6.2500
                                 6/06/96            1,000-            6.2500
                                 5/30/96            6,500-            5.3558
                                 5/13/96           19,000-            4.9500
                                 5/09/96            3,000-            5.0000




















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.





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